UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Under § 240.14a-12

AMG FUNDS II

AMG FUNDS III

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMG GW&K Global Allocation Fund AMG Veritas Asia Pacific Fund

October 18, 2023

Dear Shareholder,

You are a significant holder in one or more of the AMG Funds and we need your help! The combined Special Meeting of Shareholders of the AMG Funds initially held on October 10, 2023, has been adjourned with respect to one or more proposals to October 31, 2023, at 3:00 pm Eastern time due to a lack of voter participation.

It is important that we receive your vote response to proceed with the important business of the Funds. To date, the Funds have not received the minimum number of shareholder votes required by law to proceed with certain of their important proposals. We are reaching out to respectfully reiterate how critical it is for you to vote for your shares, and we may not be able to hold the meeting without your vote.

PLEASE help us to avoid the cost of additional follow-up messages by casting your vote today. Your participation matters and your vote will make a difference.

The reason for the adjourned Combined Special Meeting is to ask shareholders to approve the amendment of certain fundamental investment restrictions of each applicable Fund. Such proposals are further discussed in the proxy statement that was first mailed to shareholders on or about September 1, 2023 (the “Proxy Statement”). The Boards of Trustees of the Trusts recommend that you vote “FOR” all proposals. Important details are included in the Proxy Statement which can be found at vote.proxyonline.com/AMG/docs/AMGFunds2023.pdf.

If you have any proxy-related questions or would like to cast your vote by phone, call (866) 521-4487 for assistance. Representatives are available Monday through Friday, 9 a.m. to 10 p.m. Eastern time. This letter is first being sent to shareholders on October 18, 2023.

We very much appreciate your attention to this matter.

Sincerely,

/s/ Keitha L. Kinne
Keitha L. Kinne
President

Please see below or review the enclosed proxy form for convenient options to vote:

1.

Vote by phone with a representative: You may cast your vote by telephone with a proxy representative by calling toll-free (866) 521-4487. Representatives are available Monday through Friday, 9 a.m. to 10 p.m. Eastern time.

2.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

3.	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

4.	Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

Thank you in advance for your consideration and your vote!

nobo/reg.

AMG GW&K Global Allocation Fund AMG Veritas Asia Pacific Fund

October 18, 2023

Dear Shareholder,

You are a significant holder in one or more of the AMG Funds and we need your help! The combined Special Meeting of Shareholders of the AMG Funds initially held on October 10, 2023, has been adjourned with respect to one or more proposals to October 31, 2023, at 3:00 pm Eastern time due to a lack of voter participation.

It is important that we receive your vote response to proceed with the important business of the Funds. To date, the Funds have not received the minimum number of shareholder votes required by law to proceed with certain of their important proposals. We are reaching out to respectfully reiterate how critical it is for you to vote for your shares, and we may not be able to hold the meeting without your vote.

PLEASE help us to avoid the cost of additional follow-up messages by casting your vote today. Your participation matters and your vote will make a difference.

The reason for the adjourned Combined Special Meeting is to ask shareholders to approve the amendment of certain fundamental investment restrictions of each applicable Fund. Such proposals are further discussed in the proxy statement that was first mailed to shareholders on or about September 1, 2023 (the “Proxy Statement”). The Boards of Trustees of the Trusts recommend that you vote “FOR” all proposals. Important details are included in the Proxy Statement which can be found at vote.proxyonline.com/AMG/docs/AMGFunds2023.pdf.

If you have any proxy-related questions, call (866) 521-4487 extension 12 for assistance. Representatives are available Monday through Friday, 9 a.m. to 10 p.m. Eastern time. This letter is first being sent to shareholders on October 18, 2023.

We very much appreciate your attention to this matter.

Sincerely,

/s/ Keitha L. Kinne
Keitha L. Kinne
President

Please see below or review the enclosed proxy form for convenient options to vote:

1.	Vote by touch-tone phone: You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card(s).

2.	Vote online: You may cast your vote by visiting the web address located on the enclosed proxy card(s) and following the instructions on the website.

3.	Vote by mail: You may cast your vote by signing, dating, and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

Thank you in advance for your consideration and your vote!

OBO